UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2018 (July 9, 2018)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8401 McClure Drive

Fort Smith, Arkansas 72916

(479) 785-6000

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐                  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01 – REGULATION FD DISCLOSURE

On July 9, 2018, ABF Freight System, Inc. (“ABF Freight”), the largest subsidiary of ArcBest Corporation (the “Company”), reached a tentative agreement with the Teamster bargaining representatives for the Northern and Southern New England Supplemental Agreements on terms for new supplemental agreements for 2018-2023 (the “Supplemental Agreements”). The Supplemental Agreements are subject to a ratification vote by the local unions in the region covered by the supplements. The Company anticipates that the voting will be concluded by July 16, 2018. The Supplemental Agreements will not become final and binding unless and until ratified by the local unions.

If the Supplemental Agreements are ratified, ABF Freight’s multiemployer pension plan obligation with the New England Teamsters and Trucking Industry Pension Fund (the “Fund”) will be restructured. The restructuring will result in the withdrawal of ABF Freight as a participating employer in the Fund and will trigger a pre-negotiated settlement of the withdrawal liability. ABF Freight will then immediately re-enter the Fund as a new participating employer free from any pre-existing withdrawal liability and at a lower future contribution rate. The Fund restructuring will become effective on August 1, 2018 once ratified.

ABF Freight will recognize a one-time charge of $38 million (pre-tax) in second quarter 2018 to record the withdrawal liability. The withdrawal liability will be settled through an initial lump sum cash payment of approximately $15 million plus monthly payments to the Fund over a period of 23 years with an aggregate present value of approximately $23 million. In accordance with current tax law, these payments will be deductible when paid, reducing, to the extent deductible, the actual after-tax cost to ABF Freight. The Agreement (1) reduces the total withdrawal liability of ABF Freight, (2) strengthens the Fund’s financial position, (3) provides additional security to the ABF Freight employees who rely on the Fund for retirement benefits, and (4) reduces the future contributions required by ABF Freight to the Fund without a corresponding decrease in benefits payable to participating ABF Freight employees. This action for the New England Teamsters and Trucking Industry Pension Fund has no impact or bearing on any of the other multiemployer pension plans to which ABF Freight contributes.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this report may constitute “forward-looking statements.” Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “predict,” “project,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: a failure of our information systems, including disruptions or failures of services essential to our operations or upon which our information technology platforms rely, data breach, and/or cybersecurity incidents; relationships with employees, including unions, and our ability to attract and retain employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; the loss or reduction of business from large customers; the cost, timing, and performance of growth initiatives; competitive initiatives and pricing pressures; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; greater than expected funding requirements for our nonunion defined benefit pension plan; availability and cost of reliable third-party services; our ability to secure independent owner operators and/or operational or regulatory issues related to our use of their services; governmental regulations; environmental laws and regulations, including emissions-control regulations; the cost, integration, and performance of any recent or future acquisitions; not achieving some or all of the expected financial and operating benefits of our corporate restructuring or incurring additional costs or operational inefficiencies as a result of the restructuring; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer plans; litigation or claims asserted against us; the loss of key employees or the inability to execute succession planning strategies; default on covenants of financing arrangements and the availability and terms of future financing arrangements; timing and amount of capital expenditures; self-insurance claims and insurance premium costs; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; increased prices for and decreased availability of new revenue equipment, decreases in value of used revenue equipment, and higher costs of equipment-related operating expenses such as maintenance and fuel and related taxes; potential impairment of goodwill and intangible assets; maintaining our intellectual property rights, brand, and corporate reputation; seasonal fluctuations and adverse weather conditions; regulatory, economic, and other risks arising from our international business; antiterrorism and safety measures; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest’s public filings with the Securities and Exchange Commission (“SEC”).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	July 11, 2018	/s/ Michael R. Johns
Michael R. Johns
Vice President – General Counsel
and Corporate Secretary